Reznick Group

Panacea Pharmaceuticals, Inc.
Valuation Analysis of Common Stock
As of

December 31, 2007

Panacea Pharmaceuticals, Inc.
Valuation Analysis of Common Stock
As of

December 31, 2007

<u>Contents</u>

Tab 1

Reznick Group

Reznick Group, P.C.
7700 Old Georgetown Road
Suite 400
Bethesda, MD 20814-6224

Tel: (301) 652-9100
Fax: (301) 652-1848
www.reznickgroup.com

July 9, 2008

Mr. Stephen N. Keith, M.D., MSPH
President and Chief Operating Officer
Panacea Pharmaceuticals, Inc.
207 Perry Parkway, Suite 2
Gaithersburg, MD 20877

Subject: Valuation Analysis of Common Stock of Panacea Pharmaceuticals, Inc.

Dear Mr. Keith:

Pursuant to your request, we have performed a valuation analysis to estimate the fair value of one share of common stock (minority basis) of Panacea Pharmaceuticals, Inc. (the "Company") as of December 31, 2007 (the "Valuation Date"). Our analysis is to be used by the Company for stock option granting and financial reporting purposes and may not be distributed or used for any other purpose without the written consent of Reznick Group, P.C. ("Reznick").

This is a Summary Report which is intended to comply with the reporting requirements set forth by the American Institute of Certified Public Accountants ("AICPA") under *Statement of Standards for Valuation Services Number 1* ("SSVS No.1") for a Summary Report. As such, it does not include a complete discussion of the data, reasoning, and analyses that were used in the valuation to develop the estimate of value. Supporting documentation concerning the data, reasoning, and analyses is retained in our files. The depth of discussion contained in this report is specific to the needs of the client and for the intended use herein.

For purposes of our valuation, fair value is defined as:

> *"The amount at which an asset (or liability) could be bought (or incurred) or sold (or settled) in a current transaction between willing parties, that is, other than in a forced or liquidation sale."*

Although our valuation is intended to estimate fair value, we assume no responsibility for a seller or buyer's inability to obtain a purchase contract at that price.

Our estimate of fair value is based on a going concern premise. The going concern premise assumes the Company's assets in continued use as part of a business enterprise represents the highest and best use of the assets.

We have analyzed both internal and external factors that influence value. Internal factors include the level of earnings, distribution expectations, the Company's assets, and overall financial position. External factors include the economic and market outlook, the outlook for the industry, and the competitive environment. Our analysis also considered factors related to the obligations, rights of control, marketability, and overall level of risk inherent in common stock ownership.

Our approach to the valuation includes estimating a value that would provide a fair and reasonable return on investment to a willing buyer in view of the facts and circumstances available to us. Accordingly, our estimate is based, in part, on our estimate of the risks involved in ownership, and the return on investment that would be required on alternative investments with similar levels of risk.

In performing our valuation analysis, we relied upon information provided by management, owners and other third parties without independent verification. We performed such research and analysis, examination of documents, and inquiries as we judged necessary in the circumstances.

Our analysis contemplates facts and circumstances that exist or are foreseeable on the Valuation Date. Unforeseeable events and circumstances occurring subsequent to the Valuation Date have not been considered in our analysis. Accordingly, our estimate of value is valid only as of the Valuation Date.

We considered various valuation methods in analyzing the fair value of the common stock. Valuation methods can generally be aggregated into the following three categories:

(1) Asset Approach
(2) Market Approach
(3) Income Approach

Based on the facts and circumstances, we relied on the discounted cash flow method (an income approach) and did not find asset-based or market-based approaches reliable. The methodologies utilized to value the common stock included guidance provided in the AICPA Audit and Accounting Practice Series, *Valuation of Privately-Held-Company Equity Securities Issued as Compensation* (the "Guide"), for the allocation of the fair value of an enterprise having a capital structure involving multiple classes of stock. Our valuation analysis resulted in an estimate of fair value of common stock in the amount of $3.44 per share as of the Valuation Date.

This estimate of fair value is based on the assumptions and limiting conditions contained in Tab 5 and the accompanying analysis, and that there are no undisclosed facts or circumstances that would materially effect our valuation.

Very truly yours,

REZNICK GROUP, P.C.

Brent Solomon, MSF, CPA/ABV, CVA, CM&AA

Enclosure

Tab 2

Panacea Pharmaceuticals
Fair Value of Common Stock
As of December 31, 2007
Table of Contents

Panacea Pharmaceuticals
Fair Value of Common Stock
As of December 31, 2007
Valuation Summary **Exhibit 1**

Summary - Equity Value Per Share		
Conclusion		
Fair Value of Common Stock	**$**	**3.44**

Footnotes:
(a) See Indicated Equity Value schedule.

Panacea Pharmaceuticals
Fair Value of Common Stock
As of December 31, 2007
Historical Balance Sheets

Exhibit 2

	As of	12/31/2003 (a)	%	12/31/2004 (a)	%	12/31/2005 (a)	%	12/31/2006 (a)	%	12/31/2007 (a)	%
Assets											
Current assets											
Cash and cash equivalents		$ 194,166	15.8%	$ 170,806	23.6%	$ 6,564,239	90.0%	$ 2,833,002	48.3%	$ 89,259	2.9%
Accounts receivable, net		370,233	30.1%	-	0.0%	-	0.0%	107,385	1.8%	63,301	2.1%
Prepaid expenses		-	0.0%	66,667	9.2%	29,393	0.4%	63,089	1.1%	83,289	2.7%
Other current assets	(b)		0.0%		0.0%		0.0%		0.0%	125,440	4.1%
Total current assets		564,399	45.9%	237,473	32.8%	6,593,632	90.4%	3,002,476	51.2%	361,290	11.8%
Property and equipment, net		664,952	54.1%	485,540	67.1%	349,719	4.8%	429,164	7.3%	255,681	8.4%
Other assets, net	(c)	625	0.1%	625	0.1%	347,968	4.8%	2,437,500	41.5%	2,437,500	79.8%
Total Assets		$ 1,229,976	100.0%	$ 723,638	100.0%	$ 7,291,319	100.0%	$ 5,869,140	100.0%	$ 3,054,471	100.0%
Liabilities & Shareholders' Equity											
Current liabilities											
Accounts payable and accrued expenses		$ 669,255	54.4%	$ 1,115,437	154.1%	$ 561,372	7.7%	$ 587,487	10.0%	$ 1,308,737	45.7%
Deferred salaries & 401(k)		-	0.0%	415,864	57.5%	-	0.0%	133,919	2.3%	162,400	5.3%
Deferred revenue		79,167	6.4%	88,333	12.2%	-	0.0%	-	0.0%	49,762	1.6%
Notes payable to stockholders		12,060	1.0%	372,000	51.4%	-	0.0%	-	0.0%	-	0.0%
Notes payable, current portion		14,160	1.2%	11,048	1.5%	9,756	0.1%	-	0.0%	-	0.0%
Capital leases payable, current portion		24,878	2.0%	20,569	2.8%	-	0.0%	-	0.0%	-	0.0%
Total current liabilities		799,529	65.0%	2,023,241	279.6%	571,128	7.8%	721,406	12.3%	1,506,899	52.6%
Long-term liabilities											
Notes payable, net of current portion		18,359	1.5%	11,675	1.6%	-	0.0%	-	0.0%	-	0.0%
Capital leases payable, net of current portion		27,570	2.2%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total long-term liabilities		45,929	3.7%	11,675	1.6%	-	0.0%	-	0.0%	-	0.0%
Total Liabilities		845,458	68.7%	2,034,916	281.2%	571,128	7.8%	721,406	12.3%	1,506,899	52.6%
Shareholder's Equity											
Common Stock		1,132,305	92.1%	1,135,342	156.9%	1,135,342	15.6%	1,219,181	20.8%	1,219,183	39.9%
Preferred Stock	(d)		0.0%		0.0%		0.0%		0.0%	931,312	30.5%
Preferred Stock - Series A		203,543	16.5%	203,543	28.1%	203,543	2.8%	203,543	3.5%		0.0%
Preferred Stock - Series B		181,000	14.7%	181,000	25.0%	181,000	2.5%	181,000	3.1%		0.0%
Preferred Stock - Series C		106,668	8.7%	124,668	17.2%	215,668	3.0%	215,668	3.7%		0.0%
Preferred Stock - Series D		-	0.0%	-	0.0%	269,097	3.7%	269,097	4.6%		0.0%
Preferred Stock - Series E	(e)	-	0.0%	-	0.0%	-	0.0%	-	0.0%		0.0%
Additional Paid in Capital		7,407,590	602.3%	8,131,379	1123.7%	18,611,206	255.3%	22,885,749	389.9%	25,142,336	823.1%
Notes Receivable from Stockholders		(150,000)	-12.2%	-	0.0%	(200,000)	-2.7%	-	0.0%	-	0.0%
Deferred Stock Compensation		(5,122)	-0.4%	(154,040)	-21.4%	(971,045)	-13.3%	(232,942)	-4.0%	(232,942)	-7.6%
Deficit Accumulated during the Development Stage		(8,491,466)	-690.4%	(10,932,870)	-1510.8%	(13,725,220)	-188.2%	(19,594,565)	-333.9%	(25,612,316)	-838.5%
Total Shareholders' Equity		384,518	31.3%	(1,311,278)	-181.2%	6,720,191	92.2%	5,147,732	87.7%	1,447,572	47.4%
Total Liabilities and Shareholders' Equity		$ 1,229,976	100.0%	$ 723,638	100.0%	$ 7,291,319	100.0%	$ 5,869,138	100.0%	$ 3,054,471	100.0%

Interest Bearing Debt Analysis

	12/31/2003	%	12/31/2004	%	12/31/2005	%	12/31/2006	%	12/31/2007	%
Current Portion of Long-Term Debt	$ 51,107	4.2%	$ 403,617	55.8%	$ 9,756	0.1%	$ -	0.0%	-	0.0%
Plus: Long-Term Debt - Term Notes	18,359	1.5%	11,675	1.6%	-	0.0%	-	0.0%	-	0.0%
Plus: Long-Term Debt - Capital Leases Payable	27,570	2.2%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Plus: Other Long-Term Liabilities	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Total Debt	$ 97,036	7.9%	$ 415,292	57.4%	$ 9,756	0.1%	$ -	0.0%	$ -	0.0%
% of Book Equity	25.24%		-31.67%		0.15%		0.00%		0.00%	

Footnotes:

(a) Source: Audited financial statements, 2003-2005; draft audited financial statements 2006; unaudited financial statements 2007.

(b) Other current assets is separately identified on the 12/31/07 balance sheet. In prior years, other current assets is aggregated with prepaid expenses.

(c) Other assets in 2006 and 2007 include the Company's investment in GMT, LLC.

(d) The unaudited balance sheet as of 12/31/07 did not include individual line items for each series of preferred stock. Series A through Series E preferred stock was aggregated into one line item entitled "Preferred Stock".

(e) The Company's initial Series E preferred stock offering occurred in 2007, but is aggregated into one "preferred stock" line item for reporting purposes.

Rosnick Group, P.C.
Valuation and Transaction Advisory Group

Panacea Pharmaceuticals
Fair Value of Common Stock
As of December 31, 2007
Historical Income Statements

Exhibit 3

	For the 12 Months Ended	12/31/2003 (a)		12/31/2004 (a)		12/31/2005 (a)		12/31/2006 (a)		12/31/2007 (a)	
	Revenue										
	Grant	$ 100,000	5.3%	$ 242,122	23.9%	$ 8,000	3.1%	$ 297,385	60.2%	$ 539,453	94.3%
(b)	Contract	1,795,833	94.7%	726,275	71.7%	183,748	71.4%	196,446	39.8%	32,575	5.7%
	Other	-	0.0%	44,354	4.4%	65,470	25.5%	[illegible]	0.0%	[illegible]	0.0%
	Total Revenue	1,895,833	100.0%	1,012,751	100.0%	257,218	100.0%	493,831	100.0%	572,028	100.0%
	Growth			-46.6%		-74.6%		92.0%		15.8%	
	Operating Expenses	4,532,913	239.1%	3,435,942	339.3%	3,035,325	1180.1%	5,355,987	1084.6%	6,641,505	1161.0%
	Growth			-24.2%		-11.7%		76.5%		24.0%	
	Income from Operations	(2,637,080)	-139.1%	(2,423,191)	-239.3%	(2,778,107)	-1080.1%	(4,862,156)	-984.6%	(6,069,477)	-1061.0%
	Growth			-8.1%		14.6%		75.0%		24.8%	
	Other Income/(Expense)										
	Interest Income/(Expense)	(13,331)	-0.7%	(17,913)	-1.8%	(14,543)	-5.7%	160,318	32.5%	51,421	9.0%
	Total Other Income/(Expense)	(13,331)	-0.7%	(17,913)	-1.8%	(14,543)	-5.7%	160,318	32.5%	51,421	9.0%
	Pre-tax Income	(2,650,411)	-139.8%	(2,441,104)	-241.0%	(2,792,650)	-1085.7%	(4,701,838)	-952.1%	(6,018,056)	-1052.1%
	Income Tax Expense	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
	Net Income	$ (2,650,411)	-139.8%	$ (2,441,104)	-241.0%	$ (2,792,650)	-1085.7%	$ (4,701,838)	-952.1%	$ (6,018,056)	-1052.1%
	Growth			-7.9%		14.4%		68.4%		28.0%	
	Calculation of Operating EBITDA										
	Net Income	$ (2,650,411)	-139.8%	$ (2,441,104)	-241.0%	$ (2,792,650)	-1085.7%	$ (4,701,838)	-952.1%	$ (6,018,056)	-1052.1%
	Plus: Interest Expense	13,331	0.7%	17,913	1.8%	14,543	5.7%	19	0.0%	364	0.1%
	Plus: Taxes	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
	Equals: EBIT (Total)	$ (2,637,080)	-139.1%	$ (2,423,191)	-239.3%	$ (2,778,107)	-1080.1%	$ (4,701,819)	-952.1%	$ (6,017,692)	-1052.0%
	Plus: Depreciation and Amortization	164,872	8.7%	179,412	17.7%	169,637	66.0%	172,864	35.0%	191,487	33.5%
	Equals: EBITDA (Total)	$ (2,472,208)	-130.4%	$ (2,243,779)	-221.6%	$ (2,608,470)	-1014.1%	$ (4,528,955)	-917.1%	$ (5,826,205)	-1018.5%
	Less: Non-operating Items:										
	Other Income/(Expense)	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
	Equals: EBITDA (Operating)	$ (2,472,208)	-130.4%	$ (2,243,779)	-221.6%	$ (2,608,470)	-1014.1%	$ (4,528,955)	-917.1%	$ (5,826,205)	-1018.5%
	Growth			-9.2%		16.3%		73.6%		28.6%	
	Distributions	$ -	0.0%	$ -	0.0%	$ -	0.0%	$ -	0.0%	$ -	0.0%
	Capital Expenditures	$ 198,819	10.5%	$ -	0.0%	$ 33,816	13.1%	$ 277,088	56.1%	$ 17,901	3.1%

Footnotes:
(a) Source: Audited financial statements, 2002-2005; draft audited financial statements 2006; unaudited financial statements 2007.
(b) Contract revenue and other revenue is combined as one line item in the Company's 2006 and 2007 financial statements.

Panacea Pharmaceuticals
Fair Value of Common Stock
As of December 31, 2007
Ratio Analysis

Exhibit 4

	Benchmark Data	Panacea Pharmaceuticals				
	RMA (a)	12/31/2003	12/31/2004	12/31/2005	12/31/2006	12/31/2007
Cost Control						
Gross Profit/Sales (b)	44.5%	N/A	N/A	N/A	N/A	N/A
Operating Expenses/Sales (b)	39.7%	239.1%	339.3%	1180.1%	1084.6%	1161.0%
Operating Income/Sales	4.9%	-139.1%	-239.3%	-1080.1%	-984.6%	-1061.0%
Inventory Turnover	5.4	N/A	N/A	N/A	N/A	N/A
Turnover						
Receivable Turnover	8.6	5.1	N/A	N/A	N/A	N/A
Sales/Net Fixed Assets	9.8	2.9	2.1	0.7	1.2	2.2
Sales/Total Assets	2.2	1.5	1.4	0.0	0.1	0.2
Before-Tax Profitability						
Return on Sales	4.7%	-139.8%	-241.0%	-1085.7%	-952.1%	-1052.1%
Return on Assets	8.0%	-215.5%	-337.3%	-38.3%	-80.1%	-197.0%
Return on Equity	33.3%	-689.3%	186.2%	-41.6%	-91.3%	-415.7%
Risk						
Total Liabilities/Assets	0.6	0.7	2.8	0.1	0.1	0.5
Total Debt/Equity	1.8	0.3	(0.3)	0.0	-	-
Current Ratio	1.7	0.7	0.1	11.5	4.2	0.2
Quick Ratio	1.1	0.7	0.1	11.5	4.1	0.1
Working Capital / Sales	11.8%	-12.4%	-176.3%	2341.4%	461.9%	-217.8%

Footnotes:
(a) Source: RMA Annual Statement Studies 2006 - 2007 for Pharmaceutical Preparation Manufacturing (includes both diagnostics and therapeutics) - (NAICS #325412, SIC #2834,2835) companies with $2 - $10 million in assets.
(b) The data provided by management does not distinguish between direct and indirect costs, thus all expenses are included in operating expenses.

Panacea Pharmaceuticals
Fair Value of Common Stock
As of December 31, 2007
Working Capital/Liquidity Analysis

Exhibit 5

Company Data (a)

Net working capital		(1,245,609)
Annual sales		572,028
Annual expenditures		
Operating costs and expenses	6,641,505	
Less: Depreciation and amortization	191,487	
Plus: Capital expenditures	17,901	
Total annual expenditures		6,467,919

Comparative Ratio Analysis

	Subject Company	Benchmark Data RMA Data (b)
Current ratio	0.22x	1.70x
Quick ratio	0.09x	1.10x
Working capital as a % of sales	-217.75%	11.70%
Working capital / monthly expenditures	(2.31)	N/A

Working Capital as a Percent of Sales Test

Concluded working capital as a percent of sales		15.00%
Current annual sales	$	572,028
Indicated required working capital		85,804
Company working capital		(1,245,609)
Indicated excess (deficit) working capital	$	(1,331,413)

Expenditure Coverage Test

Current year expenditures	$	6,467,919
Current working capital		(1,245,609)
Divide by: Average monthly adjusted expenses		538,993
Months of working capital		(2.3)
Estimated adequate months of coverage		3.0 (c)
Indicated excess (deficit) working capital	$	(2,862,588)

Ratio Tests

Indicated excess (deficit) working capital		
Current Ratio	$	(2,370,430)
Quick Ratio	$	(1,615,029)

CONCLUSION

Excess (deficit) working capital	$	(2,400,000)

Footnotes:
(a) Source: unaudited 12/31/07 financial statements provided by management.
(b) Source: RMA Annual Statement Studies 2006 - 2007 (SIC codes 2834, 2835) for Pharmaceutical Preparation Manufacturing (including both therapeutics and diagnostics) companies with assets of $2 - 10 million.
(c) We have estimated the required working capital based on 3.0 months of operating expenses.

Panacea Pharmaceuticals
Fair Value of Common Stock
As of December 31, 2007
Discounted Cash Flow - Diagnostics

Exhibit 6

		Projected (a)															
Projected Year Ending		2008		2009		2010		2011		2012		2013		2014		2015	
CLIA sales		2,025,500		4,858,000		3,000,000		2,045,000		2,820,000		3,290,000		1,050,000		460,000	
Licensing fees		8,000,000		11,000,000		4,000,000		7,000,000		9,000,000		7,000,000		-		-	
Royalties		-		-		2,440,000		51,945,750		62,755,000		63,205,000		66,887,500		78,444,000	
Total revenue		10,025,500	100.0%	15,858,000	100.0%	9,440,000	100.0%	60,990,750	100.0%	74,575,000	100.0%	72,495,000	100.0%	68,137,500	100.0%	78,904,000	100.0%
Growth		N/A		58.2%		-39.7%		546.1%		22.3%		-2.8%		-6.0%		15.8%	
Total operating expenses		4,465,956	44.55%	5,090,916	32.51%	7,717,930	81.76%	5,791,255	9.50%	3,530,053	4.73%	2,777,013	3.83%	3,237,706	4.75%	3,213,448	4.07%
EBITDA		5,559,544	55.45%	10,567,084	67.49%	1,722,070	18.24%	55,199,495	90.50%	71,044,947	95.27%	69,717,987	96.17%	64,899,794	95.25%	75,690,552	95.93%
Depreciation & amortization		21,260	0.21%	28,499	0.18%	26,139	0.28%	17,838	0.03%	9,069	0.01%	9,510	0.01%	9,797	0.01%	9,286	0.01%
EBIT		5,538,285	55.24%	10,538,585	67.30%	1,695,931	17.97%	55,181,657	90.48%	71,035,878	95.25%	69,708,477	96.16%	64,889,997	95.23%	75,681,266	95.92%
Taxes (b) @	40.0%	-	0.00%	-	0.00%	264,461	2.80%	22,072,663	36.19%	28,414,351	38.10%	27,883,391	38.46%	25,955,999	38.09%	30,272,507	38.37%
Debt-free net income		5,538,285	55.24%	10,538,585	67.30%	1,431,470	15.16%	33,108,994	54.29%	42,621,527	57.15%	41,825,086	57.69%	38,933,998	57.14%	45,408,760	57.55%
Adjustments																	
Add: Depreciation & amortization		21,260	0.21%	28,499	0.18%	26,139	0.28%	17,838	0.03%	9,069	0.01%	9,510	0.01%	9,797	0.01%	9,286	0.01%
Less: Capital expenditures		(63,250)	-0.63%	(100,200)	-1.00%	(41,401)	-0.44%	(20,001)	-0.03%	(7,000)	-0.01%	(9,031)	-0.01%	(7,901)	-0.01%	(8,801)	-0.01%
Less: Working capital changes @	15.0%	(1,503,825)	-15.00%	(844,875)	-5.40%	992,700	10.52%	(7,732,613)	-12.68%	(2,057,638)	-2.76%	312,000	0.43%	653,625	0.96%	(1,614,975)	-2.05%
Total adjustments		(1,545,815)	-15.42%	(916,576)	-5.85%	917,438	9.72%	(7,734,775)	-12.68%	(2,055,569)	-2.76%	312,710	0.43%	655,522	0.96%	(1,612,490)	-2.04%
Free cash flow		3,992,469	39.82%	9,622,008	61.45%	2,348,908	24.88%	25,374,219	41.60%	40,566,158	54.40%	42,137,796	58.12%	39,589,520	58.10%	43,796,270	55.51%
Stub period multiplier		100.0%		100.0%		100.0%		100.0%		100.0%		100.0%		100.0%		100.0%	
Applicable cash flow to be discounted		3,992,469		9,622,008		2,348,908		25,374,219		40,566,158		42,137,796		39,589,520		43,796,270	
Mid-year convention		0.50		1.50		2.50		3.50		4.50		5.50		6.50		7.50	
PV Factor @	31.5%	0.8720		0.6631		0.5043		0.3835		0.2916		0.2218		0.1686		0.1282	
PV of cash flows		$ 3,481,599		$ 6,380,829		$ 1,184,545		$ 9,730,890		$ 11,830,962		$ 9,345,919		$ 6,676,715		$ 5,616,665	

Footnotes:
All notes on page 9.

Panacos Pharmaceuticals
Fair Value of Common Stock
As of December 31, 2007
Discounted Cash Flow - Diagnostics
(continued)

Terminal Value Calculation		
Year 2015 EBITDA		75,690,552
Growth @	2.5%	1,892,264
Year 2016 EBITDA		77,582,816
Less: 2016 depreciation & amortization (d)		(6,451)
Year 2016 EBIT		77,576,365
Less: Taxes @	40.0%	(31,030,546)
Year 2016 debt-free net income		46,545,819
Add: 2016 depreciation & amortization (d)		6,451
Less: 2016 capital expenditures		(6,801)
Less: 2016 changes in working capital		(295,886)
Terminal free cash flow		46,249,583
Capitalization rate		29.0%
Capitalized future value		159,481,320
PV factor		0.1282
PV of terminal value		20,453,455

Calculation of Diagnostics Subtotal	
PV of terminal value	20,453,455
PV of discrete cash flows	54,252,363
Indicated Diagnostics Subtotal	$ 74,705,818

Footnotes:
(a) Projections provided by management.
(b) Income taxes calculated as follows:

Year		2008 (c)	2009	2010	2011	2012	2013
Beginning NOL Available for Carryforward		(17,111,647)	(10,573,362)	(1,034,778)	-	-	-
Earnings before interest and taxes (EBIT)		6,538,285	9,538,584	1,695,931	55,181,657	71,035,878	69,708,477
(Ending NOL Available for Carryforward) or Net Taxable Earnings		(10,573,362)	(1,034,778)	661,153	55,181,657	71,035,878	69,708,477
Income Taxes @	40.0%	-	-	264,461	22,072,663	28,414,351	27,883,391

Year		2014	2015
Beginning NOL Available for Carryforward		-	-
Earnings before interest and taxes (EBIT)		64,889,997	75,681,268
(Ending NOL Available for Carryforward) or Net Taxable Earnings		64,889,997	75,681,268
Income Taxes @	40.0%	25,955,999	30,272,507

(c) Year 2008 beginning NOL available for carry forward is $24,445,210 as provided by management. Management has indicated that 70% of this NOL is related to Diagnostics and the remainder to Therapeutics.
(d) We have assumed depreciation and amortization expense to be 95% of expected capital expenditures.

Panacea Pharmaceuticals
Fair Value of Common Stock
As of December 31, 2007
Discount Rate - Diagnostics

Exhibit 7

Step 1

Cost of Equity			
Risk-free rate (K_f)		4.50%	(a)
Plus:			
Market premium (K_m-K_f)	7.10%		(b)
Plus: Equity risk premium adjustment	-1.25%		(c)
Adjusted market premium	5.85%		
Multiplied by: Beta (β)	1.24		(d)
Beta adjusted market premium		7.25%	
CAPM base rate		11.75%	
Plus:			
Size premium		9.73%	(e)
Specific company risk premium		10.00%	(f)
Cost of equity		31.48%	

Step 2

Cost of Debt		
Cost of debt	9.25%	(g)
Tax rate	40.00%	(h)
After tax cost of debt	5.55%	

Step 3

Capital Structure (i)	Weight	Base Rate	Rate
Cost of equity	100.0%	31.48%	31.48%
Cost of debt	0.0%	5.55%	0.00%
WACC			31.48%
WACC (Rounded)			31.50%

Step 4

Terminal Capitalization Rate	
WACC (Rounded)	31.50%
Less: Long-term sustainable growth (j)	2.50%
WACC Terminal Capitalization Rate	29.00%

Footnotes:

(a) Measured by the 20-year Treasury Bond for December 31, 2007 as reported by the Federal Reserve Bank Daily Interest Rate Data.
(b) Equity risk premium based on long-horizon expected equity risk premium as reported in the 2007 Ibbotson Associates *Stocks, Bonds, Bills and Inflation Yearbook.*
(c) Adjustment to equity risk premium based on a study by Roger Ibbotson and Peng Chen published in *Shannon Pratt's Business Valuation Update November 2003.*
(d) Based on selected industry data retrieved from Bloomberg, as of December 31, 2007 (see "Beta Analysis - Diagnostics" schedule).
(e) Size premium based on the historical return of small capitalization stocks (decile 10b - market capitalization below $211.590 million) in excess of CAPM, as reported in the 2007 Ibbotson Associates *Stocks, Bonds, Bills and Inflation Yearbook.*
(f) The risk associated with the successful production and licensing of the diagnostics products to strategic partners.
(g) Cost of debt based on the prime rate as of December 31, 2007 plus 200 basis points.
(h) Provided by management.
(i) Capital structure based on the historical and expected future capital structure of the Company.
(j) Based on estimated long-term sustainable growth for the company as well as based on a review of U.S. gross domestic product.

Panacea Pharmaceuticals
Fair Value of Common Stock
As of December 31, 2007
Beta Analysis - Diagnostics

Exhibit 8

Relevering of Beta (a)

Company (Ticker)	Comp #	Levered Beta of Guideline	1-Marginal Tax of Guideline	Debt %	D/E Ratio of Guideline	Unlevered Beta of Guideline	Marginal Tax Rate of Subject	D/E Ratio of Subject	Relevered Beta of Guideline
ADL equity	1	1.31	60.00%	7.82%	0.08	1.24	40.00%	0.00	1.24
OSUR equity	2	0.95	60.00%	2.21%	0.02	0.94	40.00%	0.00	0.94
QDEL equity	3	3.08	60.00%	1.20%	0.01	3.05	40.00%	0.00	3.05
VIVO equity	4	1.28	60.00%	0.00%	0.00	1.28	40.00%	0.00	1.28

Beta Statistics

	Levered Beta of Guideline	1-Marginal Tax of Guideline	Debt %	D/E Ratio of Guideline	Unlevered Beta of Guideline	Marginal Tax Rate of Subject	D/E Ratio of Subject	Relevered Beta of Guideline
Mean	1.65	60.00%	2.81%	0.03	1.63	40.00%	0.00	1.63
Median	1.29	60.00%	1.71%	0.02	1.26	40.00%	0.00	1.26
Max	3.08	60.00%	7.82%	0.08	3.05	40.00%	0.00	3.05
Min	0.95	60.00%	0.00%	0.00	0.94	40.00%	0.00	0.94

Beta Statistics Excluding Outliers (b)

	Levered Beta of Guideline	1-Marginal Tax of Guideline	Debt %	D/E Ratio of Guideline	Unlevered Beta of Guideline	Marginal Tax Rate of Subject	D/E Ratio of Subject	Relevered Beta of Guideline
Mean	1.18	60.00%	3.34%	0.04	1.15	40.00%	0.00	1.15
Median	1.28	60.00%	2.21%	0.02	1.24	40.00%	0.00	1.24
Max	1.31	60.00%	7.82%	0.08	1.28	40.00%	0.00	1.28
Min	0.95	60.00%	0.00%	0.00	0.94	40.00%	0.00	0.94

Conclusion - Beta

Overall Selected Levered Beta: **1.24**

Footnotes:
(a) Based on 5-year monthly adjusted beta (December 31, 2002 - December 31, 2007) as reported by Bloomberg.
(b) Excludes: QDEL

Panacea Pharmaceuticals
Fair Value of Common Stock
As of December 31, 2007
Discounted Cash Flow - Therapeutics

Exhibit 9

		Projected (a)								
Year ending		2008	2009	2010	2011	2012	2013	2014	2015	2016
Development Phase (b)		Pre-clinical	Pre-Clinical / Phase I	Phase I	Phase I / Phase II	Phase II	Phase II / Phase III	Phase III	Phase III	Phase III / Revenue
Licensing fees		-	10,000,000	12,000,000	5,000,000	-	10,000,000	8,000,000	11,000,000	5,000,000
Royalties		-	-	-	-	-	-	-	-	23,940,000
SBIR revenue		36,262	-	-	-	-	-	-	-	-
Total revenue		36,262	10,000,000	12,000,000	5,000,000	-	10,000,000	8,000,000	11,000,000	28,940,000
Growth			27476.9%	20.0%	-58.3%	N/A	N/A	-20.0%	37.5%	163.1%
Total operating expenses		4,465,956	7,636,374	18,008,503	23,165,019	31,770,476	24,993,116	29,139,355	28,921,033	34,251,544
EBITDA		(4,429,693)	2,363,626	(6,008,503)	(18,165,019)	(31,770,476)	(14,993,116)	(21,139,355)	(17,921,033)	(5,311,544)
EBITDA Margin		-12215.7%	23.6%	-50.1%	-363.3%	N/A	-149.9%	-264.2%	-162.9%	-18.4%
Depreciation & amortization		21,260	42,749	60,990	71,353	81,625	85,593	88,175	83,571	77,616
EBIT		(4,450,953)	2,320,877	(6,069,494)	(18,236,372)	(31,852,102)	(15,078,709)	(21,227,530)	(18,004,604)	(5,388,759)
Taxes (c) @	40.0%	-	-	-	-	-	-	-	-	-
Debt-free net income		(4,450,953)	2,320,877	(6,069,494)	(18,236,372)	(31,852,102)	(15,078,709)	(21,227,530)	(18,004,604)	(5,388,759)
Adjustments										
Add: Depreciation & amortization		21,260	42,749	60,990	71,353	81,625	85,593	88,175	83,571	77,616
Less: Capital expenditures		(63,250)	(150,301)	(96,601)	(80,002)	(79,204)	(79,205)	(71,105)	(61,206)	(61,207)
Less: Working capital changes @	15.0%	80,365	(1,494,561)	(300,000)	1,050,000	750,000	(1,500,000)	300,000	(450,000)	(2,691,000)
Total adjustments		38,375	(1,602,112)	(335,611)	1,041,351	751,422	(1,493,611)	317,070	(427,636)	(2,674,591)
Free cash flow		(4,412,578)	718,765	(6,405,105)	(17,195,021)	(31,090,680)	(16,572,320)	(20,910,460)	(18,432,239)	(8,063,351)
Probability adjustment (d)		100.0%	77.5%	57.5%	44.5%	40.5%	29.5%	19.4%	19.4%	14.4%
Probability-adjusted free cash flow		(4,412,578)	557,042	(3,682,935)	(7,696,813)	(12,584,313)	(4,882,912)	(4,047,497)	(3,567,805)	(1,157,934)
Stub period multiplier		100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Applicable cash flow to be discounted		(4,412,578)	557,042	(3,682,935)	(7,696,813)	(12,584,313)	(4,882,912)	(4,047,497)	(3,567,805)	(1,157,934)
Mid-year convention		0.50	1.50	2.50	3.50	4.50	5.50	6.50	7.50	8.50
PV Factor @	21.1%	0.9087	0.7504	0.6196	0.5117	0.4225	0.3489	0.2881	0.2379	0.1965
PV of cash flows		$ (4,009,775)	$ 417,996	$ (2,282,095)	$ (3,938,278)	$ (5,317,174)	$ (1,703,673)	$ (1,166,137)	$ (848,829)	$ (227,488)

All footnotes are on the following pages.

Panacea Pharmaceuticals
Fair Value of Common Stock
As of December 31, 2007
Discounted Cash Flow - Therapeutics

Exhibit 9
(continued)

		Projected (a)							
	Year ending	2017	2018	2019	2020	2021	2022	2023	2024
Development Phase (b)		Phase III / Revenue	Revenue	Revenue	Revenue	Revenue	Revenue	Revenue	Revenue
Licensing fees		-	-	-	-	-	-	-	-
Royalties		172,440,000	338,856,000	745,483,200	1,006,402,320	1,207,682,784	1,328,451,062	1,428,084,892	1,499,489,137
SBIR revenue		-	-	-	-	-	-	-	-
Total revenue		172,440,000	338,856,000	745,483,200	1,006,402,320	1,207,682,784	1,328,451,062	1,428,084,892	1,499,489,137
Growth		495.9%	96.5%	120.0%	35.0%	20.0%	10.0%	7.5%	5.0%
Total operating expenses		36,143,946	67,771,200	149,096,640	201,280,464	241,536,557	265,690,212	285,616,978	299,897,827
EBITDA		136,296,054	271,084,800	596,386,560	805,121,856	966,146,227	1,062,760,850	1,142,467,914	1,199,591,309
EBITDA Margin		79.0%	80.0%	80.0%	80.0%	80.0%	80.0%	80.0%	80.0%
Depreciation & amortization		74,992	74,827	75,345	75,092	74,025	73,612	73,887	70,294
EBIT		136,221,062	271,009,973	596,311,215	805,046,764	966,072,202	1,062,687,238	1,142,394,026	1,199,521,015
Taxes (c) @	40.0%	4,359,942	108,403,989	238,524,486	322,018,705	386,428,881	425,074,895	456,957,611	479,808,406
Debt-free net income		131,861,121	162,605,984	357,786,729	483,028,058	579,643,321	637,612,343	685,436,416	719,712,609
Adjustments									
Add: Depreciation & amortization		74,992	74,827	75,345	75,092	74,025	73,612	73,887	70,294
Less: Capital expenditures		(61,208)	(61,208)	(61,208)	(61,208)	(61,208)	(61,208)	(61,208)	(61,208)
Less: Working capital changes @	15.0%	(21,625,003)	(24,962,400)	(60,994,080)	(39,137,858)	(30,192,070)	(18,115,242)	(14,945,074)	(10,710,637)
Total adjustments		(21,611,218)	(24,948,781)	(60,979,943)	(39,123,984)	(30,179,252)	(18,102,838)	(14,932,395)	(10,701,550)
Free cash flow		110,249,905	137,657,203	296,806,786	443,904,074	549,464,069	619,509,505	670,504,021	709,011,059
Probability adjustment (d)		14.4%	13.7%	13.7%	13.7%	13.7%	13.7%	13.7%	13.7%
Probability-adjusted free cash flow		15,846,748	18,927,803	40,810,799	61,036,610	75,551,062	85,182,278	92,194,001	97,488,701
Stub period multiplier		100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Applicable cash flow to be discounted		15,846,748	18,927,803	40,810,799	61,036,610	75,551,062	85,182,278	92,194,001	97,488,701
Mid-year convention		9.50	10.50	11.50	12.50	13.50	14.50	15.50	16.50
PV Factor @	21.1%	0.1622	0.1340	0.1106	0.0913	0.0754	0.0623	0.0514	0.0425
PV of cash flows		$ 2,570,815	$ 2,536,635	$ 4,514,581	$ 5,575,562	$ 5,696,947	$ 5,305,901	$ 4,742,075	$ 4,143,771

All footnotes are on the following pages.

Terminal Value Calculation		
Year 2024 EBITDA		1,199,591,309
Growth @	2.5%	29,989,783
2025 EBITDA		1,229,581,092
Less: Depreciation & amortization (e)		(52,333)
Year 2025 EBIT		1,229,528,759
Less: Taxes @	40.0%	491,811,504
Year 2025 debt-free net income		737,717,255
Add: 2025 depreciation & amortization (e)		52,333
Less: 2025 capital expenditures		(55,087)
Less: 2025 changes in working capital		(5,023,084)
Terminal free cash flow		732,691,417
Probability adjustment (d)		13.7%
Probability-adjusted terminal free cash flow		100,562,240
Capitalization rate		18.6%
Capitalized future value		541,194,841
PV factor		0.0425
PV of terminal value		22,986,629

Calculation of Therapeutics Subtotal	
PV of terminal value	22,986,629
PV of discrete cash flows	15,008,784
Indicated Therapeutics Subtotal	$ 38,995,413

Footnotes:

(a) Management provided projections through 2018. After 2018, based on discussions with management, it is assumed that growth would increase in 2019 and then decrease as the company approaches a stabilized level of growth. Additionally, based on discussions with management, it is assumed that margins would remain constant throughout the projection period at levels similar to that of 2018.

(b) Development phases listed relate to the four therapeutics - for bile duct cancer, liver cancer, lung cancer, and stroke - currently being developed by the company and does not include any new therapeutics which may be introduced by the company in the future. The development phase(s) listed for each year represent(s) a weighted average of the development phases for all four therapeutics. A more detailed schedule of these development phases is contained in the page entitled "Risk Adjustments - Therapeutics".

(c) Income taxes calculated as follows:

Year		2008 (f)	2009	2010	2011	2012	2013	2014	2015	2016
Beginning NOL Available for Carryforward		(7,333,563)	(11,784,516)	(9,463,639)	(15,533,133)	(33,769,505)	(65,621,607)	(80,700,316)	(101,927,846)	(119,932,449)
Earnings before interest and taxes (EBIT)		(4,450,953)	2,320,877	(6,069,494)	(18,236,372)	(31,852,102)	(15,078,709)	(21,227,530)	(18,004,604)	(5,388,759)
(Ending NOL Available for Carryforward)/Net Taxable Earnings		(11,784,516)	(9,463,639)	(15,533,133)	(33,769,505)	(65,621,607)	(80,700,316)	(101,927,846)	(119,932,449)	(125,321,209)
Income Taxes @	40.0%	-	-	-	-	-	-	-	-	-

Year		2017	2018	2019	2020	2021	2022	2023	2024
Beginning NOL Available for Carryforward		(125,321,209)	-	-	-	-	-	-	-
Earnings before interest and taxes (EBIT)		136,221,062	271,008,973	596,311,215	805,046,764	966,072,202	1,062,687,238	1,142,394,028	1,199,521,015
(Ending NOL Available for Carryforward)/Net Taxable Earnings		10,899,854	271,008,973	596,311,215	805,046,764	966,072,202	1,062,687,238	1,142,394,028	1,199,521,015
Income Taxes @	40.0%	4,359,942	108,403,589	238,524,486	322,018,705	386,428,881	425,074,895	456,957,611	479,808,406

(d) Cash flows have been probability adjusted - see "Probability Adjustments - Therapeutics". The Company had four pre-clinical therapeutics at 12/31/07, all which have varying timelines to completion of the FDA approval process. Additionally, management indicated that three of the four therapeutics are monoclonal antibodies and as such, the company will be required to file a Biologics License Application (BLA). The fourth therapeutic is a small molecule and accordingly the company will be required to file a New Drug Application (NDA). For year 2008-2018, we estimated the probability weighting in each year based on a weighted average in each year for all three therapeutics. For 2019 and beyond, the probability weighting is assumed to equal that of year 2018, the first year in which all four therapeutics products will be expected to have reached the Revenue/commercialization phase.

(e) We have assumed depreciation and amortization expense to be 95% of expected capital expenditures.

(f) Year 2008 beginning NOL available for carry forward is $24,445,210 as provided by management. Management has indicated that 30% of this NOL is related to Therapeutics and the remainder to Diagnostics

Step 1

Cost of Equity			
Risk-free rate (K_f)		4.50%	(a)
Plus:			
Market premium (K_m-K_f)	7.10%		(b)
Plus: Equity risk premium adjustment	-1.25%		(c)
Adjusted market premium	5.85%		
Multiplied by: Beta (β)	1.17		(d)
Beta adjusted market premium		6.84%	
CAPM base rate		11.34%	
Plus:			
Size premium		9.73%	(e)
Specific company risk premium		0.00%	(f)
Cost of equity		21.07%	

Step 2

Cost of Debt		
Cost of debt	9.25%	(g)
Tax rate	40.00%	(h)
After tax cost of debt	5.55%	

Step 3

Capital Structure (i)	Weight	Base Rate	Rate
Cost of equity	100.0%	21.07%	21.07%
Cost of debt	0.0%	5.55%	0.00%
WACC			21.07%
WACC (Rounded)			21.10%

Step 4

Terminal Capitalization Rate	
WACC (Rounded)	21.10%
Less: Long-term sustainable growth (j)	2.50%
WACC Terminal Capitalization Rate	18.60%

Footnotes:

(a) Measured by the 20-year Treasury Bond for December 31, 2007 as reported by the Federal Reserve Bank Daily Interest Rate Data.
(b) Equity risk premium based on long-horizon expected equity risk premium as reported in the 2007 Ibbotson Associates *Stocks, Bonds, Bills and Inflation Yearbook.*
(c) Adjustment to equity risk premium based on a study by Roger Ibbotson and Peng Chen published in *Shannon Pratt's Business Valuation Update November 2003.*
(d) Median levered beta for SIC 283 (Drugs) based on Ibbotson Associates *Cost of Capital 2007 Yearbook.*
(e) Size premium based on the historical return of small capitalization stocks (decile 10b - market capitalization below $211.590 million) in excess of CAPM, as reported in the 2007 Ibbotson Associates *Stocks, Bonds, Bills and Inflation Yearbook.*
(f) The risk associated with the probability of commercialization is not included in the discount rate and was taken into consideration by adjusting the cash flows to which our discount rate was applied.
(g) Cost of debt based on the prime rate as of December 31, 2007 plus 200 basis points.
(h) Provided by management.
(i) Capital structure based on industry data, as well as the capital structure of the Company historically.
(j) Based on estimated long-term sustainable growth for the company as well as based on a review of U.S. gross domestic product.

Probability of success (a):

	New Drug Application (NDA)	Biologics License Application (BLA) (b)
Pre-Clinical	10.0%	15.0%
Phase I	20.0%	25.0%
Phase II	30.0%	35.0%
Phase III	67.0%	72.0%
NDA/BLA	81.0%	86.0%
Revenue	100.0%	100.0%

Risk Adjustments Analysis - Stroke Therapeutic (NDA)

Development stage of Panacea at 12/31/07: Pre-Clinical
Probability of success at Pre-Clinical Phase: 10.0%

Risk adjustments to revenue and costs:

Stage	Pre-Clinical Probability (A)	Respective Phase Probability (B)	Risk Adjustment (A / B)
Pre-Clinical	10.0%	10.0%	100.0%
Phase I	10.0%	20.0%	50.0%
Phase II	10.0%	30.0%	33.3%
Phase III	10.0%	67.0%	14.9%
NDA	10.0%	81.0%	12.3%
Revenue	10.0%	100.0%	10.0%

Risk Adjustments Analysis - Cancer Therapeutics (BLA)

Development stage of Panacea at 12/31/07: Pre-Clinical
Probability of success at Pre-Clinical Phase: 15.0%

Risk adjustments to revenue and costs:

Stage	Pre-Clinical Probability (A)	Respective Phase Probability (B)	Risk Adjustment (A / B)
Pre-Clinical	15.0%	15.0%	100.0%
Phase I	15.0%	25.0%	60.0%
Phase II	15.0%	35.0%	42.9%
Phase III	15.0%	72.0%	20.8%
NDA	15.0%	86.0%	17.4%
Revenue	15.0%	100.0%	15.0%

Expected Approval Stages of NDA Therapeutic

Year	Stage - "Stroke"	Risk Adjustment
2008	Pre-clinical	100.0%
2009	Phase I	50.0%
2010	Phase I	50.0%
2011	Phase II	33.3%
2012	Phase II	33.3%
2013	Phase II	33.3%
2014	Phase III	14.9%
2015	Phase III	14.9%
2016	Phase III	10.0%
2017	Revenue	10.0%
2018	Revenue	10.0%

Expected Approval Stages of BLA Therapeutics (c)

Year	Stage - "Liver"	Stage - "Bile Duct"	Stage - "Lung Cancer"	Weighted Average Risk Adjustment
2008	Pre-clinical	Pre-clinical	Pre-clinical	100.0%
2009	Phase I	Pre-clinical	Pre-clinical	86.7%
2010	Phase I	Phase I	Phase I	60.0%
2011	Phase II	Phase II	Phase I	48.6%
2012	Phase II	Phase II	Phase II	42.9%
2013	Phase III	Phase III	Phase II	28.2%
2014	Phase III	Phase III	Phase III	20.8%
2015	Phase III	Phase III	Phase III	20.8%
2016	Revenue	Revenue	Phase III	15.8%
2017	Revenue	Revenue	Phase III	15.8%
2018	Revenue	Revenue	Revenue	15.0%

NDA/BLA Combined Weighted Average Risk Adjustments (d)

Year	% Stroke (NDA) Revenues	% Cancer (BLA) Revenues	Weighted Average Risk Adjustments
2008	25.0%	75.0%	100.0%
2009	25.0%	75.0%	77.5%
2010	25.0%	75.0%	57.5%
2011	25.0%	75.0%	44.8%
2012	25.0%	75.0%	40.5%
2013	25.0%	75.0%	29.5%
2014	25.0%	75.0%	19.4%
2015	25.0%	75.0%	19.4%
2016	25.0%	75.0%	14.4%
2017	25.0%	75.0%	14.4%
2018	25.0%	75.0%	13.7%

Footnotes:

(a) Source: article entitled "Biotechnology Valuations for the 21st Century" by Jeffrey J. Stewart, which references data regarding the success rates of new chemical entities from: DiMasi, J. Risks in New Drug Development: Approval Success Rates for Investigational Drugs. Clinical Pharmacological Therapy 2001. 69:297

(b) According to the article "Biotechnology Valuations for the 21st Century" by Jeffrey J. Stewart, the likelihood of a biologic NME (new molecular entity) reaching the market is slightly higher than a pharmaceutical NME. As such, we applied a slight upward adjustment to the probability of success for a biologics license application (BLA).

(c) For each year, the weighted average risk adjustment for BLA therapeutics is determined by averaging the risk adjustments of the stages for "liver", "bile duct", and "lung cancer", using the figures in the box above, entitled "Risk Adjustments Analysis - Cancer Therapeutics (BLA)".

(d) Given that there is one stroke therapeutic and three cancer therapeutics, the weighted average probability adjustments are calculated by multiplying 25% and 75%, respectively, by the respective NDA or BLA probabilities in the given year.

Panacea Pharmaceuticals
Fair Value of Common Stock
As of December 31, 2007
Indicated Equity Value **Exhibit 12**

Calculation of "As if Freely Traded" Equity Value	
Diagnostics subtotal (a)	74,705,818
Therapeutics subtotal (b)	38,995,413
Add: Non-operating asset (c)	2,678,255
Add: Working capital excess/(deficiency)	(2,400,000)
Subtotal	113,979,486
Less: Current interest-bearing debt	-
Less: Long-term interest-bearing debt	-
Less: Other long-term liabilities	-
Indicated equity value	113,979,486
Indicated "as if freely traded" equity value (rounded)	**113,980,000**

Footnotes:
(a) See Exhibit 6 - Discounted Cash Flow - Diagnostics.
(b) See Exhibit 9 - Discounted Cash Flow - Therapeutics.
(c) Represents a one-third ownership position in SMT, LLC which was obtained in December 2005.

Panacea Pharmaceuticals
Fair Value of Common Stock
As of December 31, 2007
Equity Allocation Method

Exhibit 13

Calculation of Fair Value of Common Stock (a)		
Indicated "as if freely traded" equity value (see summary schedule)		113,980,000
Less:		
Series E - Preferred Stock		
Liquidation preference	-	
Accrued dividends	-	
		-
Series D - Preferred Stock		
Liquidation preference	-	
Accrued dividends	-	
		-
Series C - Preferred Stock		
Liquidation preference	-	
Accrued dividends	-	
		-
Series B - Preferred Stock		
Liquidation preference	-	
Accrued dividends	-	
		-
Series A - Preferred Stock		
Liquidation preference	-	
Accrued dividends	-	
		-
Subtotal		113,980,000
Add: Proceeds assuming exercise of in-the-money options (b)		6,315,150
Add: Proceeds assuming exercise of in-the-money warrants (b)		635,000
Subtotal		120,930,150
Divided by: Fully-diluted shares (b), (c)		24,639,398
Equals: "As if freely traded" equity value per share		$ 4.91
Discount for lack of marketability applicable to all stock (d) @ 30.0%		(1.47)
Indicated fair value per share of common stock on a minority basis		$ 3.44
Concluded fair value per share of common stock on a minority basis	**$ 3.44**	

Footnotes:

(a) We analyzed the fair value of common stock on a Current Value Method and an As-if-Fully Converted Method. The only difference between these two methods relates to the Series E because the other series of preferred stock are clearly in-the-money. These two methods resulted in the same common stock value per share because Series E is "not significant" to the cap table. We considered using the other equity allocation methods outlined in the AICPA's technical practice aid "Valuation of Privately-Held Company Equity Securities Issued as Compensation" (the "Guide"); however, these equity allocation methods would result in a value for common stock that falls between the indicated common stock value utilizing the Current Value Method and an As-if-Fully Converted Method and therefore, were not considered necessary.

(b) See Capitalization Table exhibit.

(c) Series A through Series E preferred shares are in-the-money and accordingly, are included in fully-diluted shares.

(d) See qualitative analysis in Tab 3 of report - Marketability Discount. The discount rates applied in the discounted cash flow methods were developed based on rates of return for publicly-traded securities, resulting in an equity value on an "as if freely traded basis". The Company's securities are not publicly-traded and, accordingly, a discount for lack of marketability ("DLOM") was applied to the "as if freely traded" equity value per share. Alternatively, a higher rate of return including a premium for lack of marketability could have been utilized in our discounted cash flow methods to reflect the expected rate of return required for investment in a venture capital-type of investment. Based on our analysis, had the discount for lack of marketability been included in the discount rates used in each DCF analysis, the implied additional risk premium for lack of liquidity would have been approximately 10.0 percent resulting in discount rates that would be typical for an early-development stage venture capital investment.

Panacea Pharmaceuticals
Fair Value of Common Stock
As of December 31, 2007
Capitalization Table

Exhibit 14

Stock	Shares Outstanding at 12/31/07	Exercise Price	Capitalization if converted or exercised ($) @ 12/31/07	Liquidation Preference	Conversion Rate	Liquidation Preference @ 12/31/07	Accrued Dividends & Interest	Common Shares as Converted or Exercised (Shares) @ 12/31/07	Liquidation Preference / Converted Share	Fully Diluted Shares Used for Valuation	Proceeds from in-the-money options
Common Stock	12,191,809							12,191,809		12,191,809	
Total common stock	12,191,809							12,191,809		12,191,809	
Series E Preferred Stock	341,305			$ 4.25	1.000	$ 1,450,546	$ -	341,305	$ 4.25	341,305	
Series D Preferred Stock	2,969,693			$ 3.30	1.000	$ 9,799,987	$ -	2,969,693	$ 3.30	2,969,693	
Series C Preferred Stock	2,156,667			$ 3.00	1.000	$ 6,470,001	$ -	2,156,667	$ 3.00	2,156,667	
Series B Preferred Stock	1,809,996			$ 1.50	1.000	$ 2,714,994	$ -	1,809,996	$ 1.50	1,809,996	
Series A Preferred Stock	2,035,428			$ 0.70	1.000	$ 1,424,800	$ -	2,035,428	$ 0.70	2,035,428	
Total preferred stock	9,313,089					$ 21,860,328	$ -	9,313,089		9,313,089	
Stock Options	76,000	$ 0.70	53,200					76,000		76,000	$ 53,200
Stock Options	175,000	$ 1.50	262,500					175,000		175,000	$ 262,500
Stock Options	1,212,000	$ 2.00	2,424,000					1,212,000		1,212,000	$ 2,424,000
Stock Options	700,000	$ 2.20	1,540,000					700,000		700,000	$ 1,540,000
Stock Options	2,500	$ 2.50	6,250					2,500		2,500	$ 6,250
Stock Options	45,000	$ 3.00	135,000					45,000		45,000	$ 135,000
Stock Options	260,000	$ 3.30	858,000					260,000		260,000	$ 858,000
Stock Options	314,000	$ 3.30	1,036,200					314,000		314,000	$ 1,036,200
Total Stock Options	2,784,500		$ 6,315,150					2,784,500		2,784,500	$ 6,315,150
Stock Warrants	200,000	$ 0.70	$ 140,000					200,000		200,000	$ 140,000
Stock Warrants	150,000	$ 3.30	$ 495,000					150,000		150,000	$ 495,000
Total Stock Warrants	350,000		$ 635,000					350,000		350,000	$ 635,000
TOTAL	24,639,398		$ 6,950,150			$ 21,860,328		24,639,398		24,639,398	$ 6,950,150

Tab 3

MARKETABILITY DISCOUNT

Marketability is generally defined as "the ability to convert an asset to cash quickly, with minimum transaction costs, and a high degree of certainty of realizing the expected proceeds." All other things being equal, an asset or ownership interest in a business is worth more if it is readily marketable and less if it is not readily marketable. An ownership interest in a closely held company is illiquid compared to an ownership interest in a publicly traded company. In reality, the universe of realistic potential buyers for an interest in a closely held company is a small fraction of the universe of buyers for publicly traded securities. A controlling interest in a closely-held business is generally more marketable than a closely held minority interest, but less marketable than publicly traded securities. A marketability discount is intended to quantify the reduction in value due to the risk associated with the lack of liquidity.

There are two (2) general types of empirical studies designed to quantify the valuation adjustments associated with the lack of marketability; (1) Discounts on the sale of restricted (i.e., unregistered) shares of publicly traded companies ("letter stock") and (2) Discounts on the sale of closely-held shares (prior to public offering) compared to prices of initial public offerings of the same company's shares ("pre-IPO sales").

Seventeen empirical studies of letter stock transactions have analyzed hundreds of private placement transactions spanning from the 1960's to 2000. The results of the studies, including two (2) studies performed by the SEC, are reasonably consistent with the average discounts reported by the studies ranging from 13 percent to 45 percent. It is important to note that the holders of many of these securities had rights to register the securities, piggyback on future registrations, or rely on SEC rule 144, which allowed the securities to become freely traded after one (1) or two (2) years. Holders of an ownership interest in a closely held company have no such rights.

Many analysts attribute the lower discount in the 1998 CFAI study to a change in SEC rule 144 during 1997, which reduced the restriction period from two (2) to one (1) year. A recent study by FMV Opinions, Inc, analyzed 182 restricted stock transactions occurring between 1997 and 2000. The study concluded that the one year holding period transaction data indicated a higher median marketability discount than the two year holding period transaction data. Analysts attribute the higher discount to the greater volatility of the markets and stock prices since the holding period was reduced to one year.

The following includes a summary of the various restricted stock studies:

Study	Years Covered in Study	Average Discount %
SEC, Overall Average (1)	1966-1969	25.8
SEC, Nonreporting OTC Companies (1)	1966-1969	32.6
Gelman (2)	1968-1969	33.0
Trout (3)	1968-1970	33.5 (9)
Moroney (4)	(8)	35.6
Maher (5)	1969-1973	35.4
Standard Research Consultants (6)	1978-1982	45.0 (9)
Willamette Management Associates, Inc.(7)	1981-1984	31.2 (9)
Silber Study (10)	1981-1989	34.0
FMV Study (11)	1979 - April 1992	23.0
Management Planning, Inc. (12)	1980-1995	27.7
FMV Opinions, Inc. (11)	1991-1992	27.0
Johnson/Park (13)	1991-1995	20.0

CFAI Studies (14)	1996-4/97	21.0
CFAI Studies(14)	5/97-1998	13.0
FMV Opinions, Inc. One Year Holding Period (15)	1997-2000	25.1
FMV Opinions, Inc. – Two Year Holding Period (15)	1997-2000	20.0

(1) From "Discounts Involved in Purchases of Common Stock (1966-1969)," Institutional Investor Study Report of the Securities and Exchange Commission, H.R. Doc. No. 64, Part 5, 92d Cong., 1st Sess. 1971, pp. 2444-2456.
(2) From Milton Gelman, "An Economist-Financial Analyst's Approach to Valuing Stock of a Closely-Held Company," Journal of Taxation, June 1972, pp. 353-354.
(3) From Robert R. Trout, "Estimation of the Discount Associated with the Transfer of Restricted Securities," Taxes, June 1977, pp. 381-385.
(4) From Robert E. Moroney, "Most Courts Overvalue Closely-Held Stocks," Taxes, March 1973, pp. 144-154.
(5) From J. Michael Maher, "Discounts for Lack of Marketability for Closely-Held Business Interest," Taxes, September 1976, pp. 562-571.
(6) From "Revenue Ruling 77-287 Revisited," SRC Quarterly Reports, Spring 1983, pp. 13.
(7) From Willamette Management Associates study (unpublished).
(8) Although the years covered in this study are likely to be 1969-1972, no specific years were given in the published account.
Median discounts.
From William L. Silber "Discounts on Restricted Stock: The Impact of Illiquidity on Stock Prices", Financial Analysts Journal, July-August 1991, pp. 60-64.
(11) From Lance S. Hall and Timothy C. Polacek, "Strategies for Obtaining the Largest Discount",Estate Planning, January/February 1994, pp.38-44.
(12) Management Planning, Inc. "Analysis of Restricted Stocks of Public Companies: 1980-1995, published in Quantifying Marketability Discounts-Developing and Supporting Marketability Discounts in the Appraisal of Closely Held Business Interests by Z. Christopher Mercer, 1997, pp. 345-370.
(13) Bruce A. Johnson, Ristricted Stock Discounts, 1991-1995, Shannon Pratt's Business Valuation Update, March 1999, pp.1-3 and Quantitative Support for Discounts for Lack of Marketability, Business Valuation Review, December 1999, pp. 152-155.
(14) Aschwald, Kathryn R., Restricted Stock Discounts Decline as a Result of 1-Year Holding Period, Shannon Pratt's Business Valuation Update, May 2000, pp. 1-5.
(15) Why are restricted stock discounts actually larger for one-year holding periods?, Shannon Pratt's Business Valuation Update, September 2003, pp. 1-3.

Several studies regarding pre-IPO sales have also analyzed hundreds of private placement transactions indicating discount ranging from about 40% to 60%. The fact that the discounts on pre-IPO sales are substantially higher is expected because there was no established market for the stock when the transactions took place. The following summarizes the various pre-IPO studies conducted by Robert W. Baird and Company:

Robert W. Baird & Co. Studies

	Percentage Discount	
Time Period	Average	Median
1980 – 1981	60%	66%
1985 – 1986	43%	43%
1987 – 1989	45%	45%
1989 – 1990	45%	40%
1990 – 1992	42%	40%
1992 – 1993	45%	44%
1994 – 1995	45%	45%
1995 – 1997	43%	42%

Source: John D. Emory ASA, "The Value of Marketability as Illustrated in Initial Public Offerings of Common Stock", Business Valuation Review, various issues from September 1985 to September 1997

Willamette Management Associates, Inc. has conducted a series of studies comparing private stock transactions to subsequent public offerings of stock in the same companies. The 21 studies covered a time period totaling 25 years. The results of the Willamette studies are summarized below:

Summary of Discounts for Private Transaction P/E Ratios Compared to Public Offering P/E Ratios Adjusted for Changes in Industry P/E Ratios

Date	Number of Companies	Number of Transactions	Median Discount
1975 – 1978	17	31	52.5%
1979	9	17	62.7
1980 – 1982	58	113	56.5
1983	85	214	60.7
1984	20	33	73.1
1985	18	25	42.6
1986	47	74	47.4
1987	25	40	43.8
1988	13	19	51.8
1989	9	19	50.3
1990	17	23	48.5
1991	27	34	31.8
1992	36	75	51.7
1993	51	110	53.3
1994	31	48	42.0
1995	42	66	58.7
1996	17	22	44.3
1997	34	44	35.2
1998	14	21	49.4
1999	22	28	27.7
2000	13	15	31.0

Source: Willamette Management Associates, Inc.

The amount of the discount for marketability depends on the degree of liquidity based on the facts and circumstances. We have considered the following factors in reaching a judgment on the discount for lack of marketability for all equity of the Company as of the valuation date:

Level of historical and prospective cash dividends - The Company historically has not had the capacity to make cash distributions, due to negative earnings, and does not expect to make distributions in the near future. This supports a higher discount for lack of marketability.
Prospects for IPO or sale – The Company has plans to file for an initial public offering on the NASDAQ in mid-2009. This factor supports a lower discount for lack of marketability.
Liquidation time horizon - There are no plans to sell the business or liquidate its assets in the near term. This factor supports a higher discount for lack of marketability.
Existence of potential buyers – The pool of buyers of the Company's stock is relatively small with few transactions among existing common owners. This factor is neutral with respect to the discount for lack of marketability.
Contractual restrictions on transfer – According to management, there are certain contractual restrictions on the transfer, resale, or disposition of both the Company's common and preferred stock. This factor supports a higher discount for lack of marketability.
Existence of put rights – There are no put rights that require the Company to repurchase shares. This factor is neutral with respect to lack of marketability.
Access to information – The Company's shares are not registered with the Securities and Exchange Commission ("SEC") and the Company is not required to file quarterly or annual financial statements. A private investor would have to expend additional resources in a due

diligence effort to ascertain the financial condition and value of the Company. This supports a higher discount for lack of marketability.

Based on our analysis of the factors effecting marketability, we believe a discount in the amount of 30 percent is appropriate.

Tab 4

VALUATION CERTIFICATION

I certify that, to the best of my knowledge and belief:

1. The statements of fact contained in this report are true and correct.

2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions and are my personal, impartial, and unbiased professional analyses, opinions, and conclusions.

3. I have no present or prospective interest in the property that is the subject of this report, and I have no personal interest with respect to the parties involved.

4. I have no bias with respect to the property that is the subject of this report or to the parties involved with this assignment.

5. My engagement in this assignment was not contingent upon developing or reporting predetermined results.

6. My compensation for completing this assignment is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal.

7. My analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the *Uniform Standards of Professional Appraisal Practice* and the National Association of Certified Valuation Analysts.

8. No person other than those acknowledged in this report provided significant business appraisal assistance to the person signing this certification.

Primary Analyst:

Brent Solomon, MSF, CPA/ABV, CVA, CM&AA

Contributing Analysts:

Christopher Reinholz, CFA
Tara A. Marino

Tab 5

- ASSUMPTIONS AND LIMITING CONDITIONS -

The calculation(s) of value made as a part of this valuation assignment is subject to the following assumptions and limiting conditions:

1. Information, estimates, and opinions are obtained from sources considered to be reliable. However, we assume no liability for such sources.

2. The entities and their representatives have warranted to us that the information they supplied was complete and accurate to the best of their knowledge and that the financial statement information reflects the entity's results of operations and financial condition in accordance with generally accepted accounting principles, unless otherwise noted. Information supplied by management has been accepted as correct without further verification, and we express no opinion on that information.

3. Possession of this valuation, or a copy thereof, does not carry with it the right of publication of all or part of it, nor may it be used for any purpose by anyone but the client and attorney for the client without the previous written consent of the client or us and, in any event, only with proper attribution.

4. We are not required to give testimony in court, or be in attendance during any meetings, hearings, or depositions, with reference to the property being valued, unless previous arrangements have been made.

5. The various estimates of value presented in this valuation apply to this valuation only and may not be used out of the context presented herein. This valuation is valid only for the purpose or purposes specified herein.

6. The valuation contemplates facts and conditions existing or foreseeable as of the valuation date. Events and conditions occurring after that date have not been considered, and we have no obligation to update our valuation for such events and conditions. Accordingly, the estimate of value is valid only as of the valuation date.

7. Liability of Reznick and its employees or subcontractors for errors and omissions, if any, in this work will be limited to the amount of its compensation for the work performed in this assignment. In the foregoing, Reznick is defined to include Reznick Group, P.C. and all owners, directors, employees and subcontractors of Reznick.

8. You agree to indemnify and hold us harmless from and against any claims, liabilities, costs, and expenses, including, without limitation, reasonable attorney's fees brought against, paid, or incurred by us at any time and in any way arising out of or relating to our services under this engagement letter, except to the extent finally determined to

have resulted from the gross negligence or willful misconduct of our owners, directors, employees, agent and/or subcontractors.

9. We have assumed that there is full compliance with all applicable federal, state, and local regulations and laws unless otherwise specified in this valuation.

10. This valuation will be prepared under the direction of Brent S. Solomon, MSF, CPA/ABV, CVA, CM&AA. Neither the professionals who worked on this engagement nor Reznick Group, P.C. have any present or contemplated future interest in the Company, any personal interest with respect to the parties involved, or any other interest that might prevent us from performing an unbiased valuation. Our compensation is not contingent on an action or event resulting from the analysis, opinions, or conclusions in, or the use of, this valuation.

11. This is a Summary Report which is intended to comply with the reporting requirements set forth by the American Institute of Certified Public Accountants ("AICPA") under Statement of Standards for Valuation Services Number 1 ("SSVS No.1") for a Summary Report. As such, it does not include a complete discussion of the data, reasoning, and analyses that were used in the valuation to develop the estimate of value. Supporting documentation concerning the data, reasoning, and analyses is retained in our files. The depth of discussion contained in this report is specific to the needs of the client and for the intended use herein. The appraiser is not responsible for unauthorized use of this report.

Tab 6

Brent S. Solomon, MSF, CPA/ABV, CVA, CM&AA

Mr. Solomon is the Principal in charge of Reznick Group's Valuation and Transaction Advisory Group. Reznick Group performs several hundred valuation and financial advisory engagements annually for mergers and acquisitions, debt and equity funding, buy/sell, estate and income tax purposes, litigation support, and strategic planning. Mr. Solomon is a frequent lecturer on valuation/appraisal, business succession planning, mergers and acquisitions, and ESOPs for industry groups, law firms, and financial institutions.

Prior to joining Reznick Group, Mr. Solomon held CFO and Corporate Controller positions with large closely held companies and a public real estate investment trust. Mr. Solomon was also a supervisor in the audit practice of a national public accounting firm and a Partner with a Washington, D.C. based financial and tax advisory boutique.

Mr. Solomon received a Bachelor of Science Degree in Accounting from the University of Maryland and a Master of Science Degree in Finance from The John Hopkins University. Mr. Solomon is a Certified Public Accountant, a Certified Valuation Analyst, recognizing specialized training and qualifications in the field of business valuation, and Certified in Mergers & Acquisitions.

Mr. Solomon is a member of the American Institute of Certified Public Accountants, the Maryland Association of Certified Public Accountants, the National Association of Certified Valuation Analysts, the ESOP Association, and the Alliance of Merger and Acquisition Advisors.